Exhibit 10.13

INDEPENDENT CONTRACTOR / FOUNDING AMBASSADOR AGREEMENT

This Vitalibis Independent Contractor / Founding Ambassador Agreement, entered into and made effective and binding on the parties hereto as of March 29, 2019 ("Effective Date"), sets forth the terms and conditions of the understanding and agreement for enrolling JOHNNIE B. BAKER, JR. as a Founding Ambassador (referred to as "Ambassador", "Dusty", "r, "me, or "my"), and VITALIBIS, INC., a Nevada corporation, and its subsidiary(ies) and affiliated entities (together referred to collectively as "Vitalibis" or "Company"). The parties expressly and unconditionally understand, acknowledge and agree that, for all purposes, this Agreement is deemed by the parties hereto to have been entered into and executed in the State of California, and is subject to and governed by, in any and all respects whatsoever, by the laws of the State of California.

1.              Agreement. The term "Agreement" shall collectively refer to this Vitalibis Independent Contractor / Founding Ambassador Agreement, and any addendum executed by the parties hereto, including Addendum 1 attached to this Agreement (together, the "Documents"). These Documents, in their current form, are specifically incorporated and integrated herein by reference, and constitute the entire agreement between Ambassador and Vitalibis.1

2.              Independent Contractor. I expressly and unconditionally understand, acknowledge and agree that, as an Ambassador, I am solely and exclusively an independent contractor, under the employment laws of the state in which the Ambassador resides and/or operates, and I am not an employee, agent, partner, legal representative or franchisee of Vitalibis. I understand and agree that I am not, and will not be treated as, an employee of Vitalibis for any purpose whatsoever, including, but not limited to federal or state tax purpose(s) and/or purpose(s) of any direct or indirect employee benefit(s) of any nature or kind whatsoever. Other than my status as an independent contractor, I do not have any other relationship of whatsoever nature, directly or indirectly, with Vitalibis. I expressly and unconditionally understand and agree that Vitalibis is not responsible for my withholding, or any other kind or form of taxes, and shall not withhold or deduct any taxes from any compensation, unless such withholding becomes required by an applicable law, rule or regulation.

3.              Publicity Rights. Unless expressly agreed in a writing executed by Ambassador and Vitalibis, Ambassador does not consent to the use of his voice, likeness, image, name, signature, photograph or any other thing as determined by California law in which Ambassador has a Right of Publicity. However, Vitalibis may use Ambassador's name, photograph, and likeness as necessary to fulfill the terms of this Agreement, and in connection with Ambassador's role as stated herein. Any use by Vitalibis of Ambassador's name, voice, signature, photograph, likeness, or any other thing in which Ambassador has a Right of Publicity as determined by California law shall cease immediately upon termination of this Agreement. Vitalibis expressly agrees to strictly comply with the terms of this paragraph.

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1 The parties hereby acknowledge that use of the Vitalibis website, whether as customer or ambassador requires reference and compliance with the Vitalibis Privacy Policy and Terms of Use.

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4.                  Cooperation and Good Faith. The parties hereto hereby agree to cooperate with the other and to act in good faith and to fairly deal with each other in all respects. This covenant of cooperation and good faith extends to the conduct and efforts described in Addendum 1, "Description of Services and Compensation." Nothing herein, however, shall serve to require or otherwise mandate Ambassador to achieve any of the goals set forth in Milestones set forth in Addendum 1 by a date certain, or at all; although any efforts toward this end will be subject to the Parties' obligations to cooperate fairly and to act in good faith in all respects.

5.                  Compliance with the Law. Ambassador shall comply with any and all applicable laws, rules and regulations, and shall not engage in any act or omission that constitutes a violation of any applicable laws, rules or regulations.

6.                  Term. The term of this Agreement commences on the date Vitalibis signs and accepts my application and continues until terminated ("Term").

7.                  Termination. Ambassador expressly and unconditionally understands and acknowledges that he/she may terminate this Agreement for any reason, or for no reason, at any time by giving Vitalibis written or email (CustomerCare@vitalibis.com) notice. Ambassador also expressly and unconditionally understands and acknowledges that, in the event Ambassador breaches any of the terms or conditions of this Agreement, or any New Agreement, and does not cure such breach(es) within thirty (30) calendar days after Vitalibis gives written notice to Ambassador and to Ambassador's counsel, Huguenin Kahn, LLP of such breach(es), Vitalibis may terminate this Agreement, or any New Agreement. The date of termination will be the date Vitalibis gives Ambassador and Ambassador's counsel, Huguenin Kahn, LLP written notice of termination ("Termination Date"). If the Agreement is terminated for any reason, or for no reason, I expressly and unconditionally understand, acknowledge and agree that I will immediately and permanently lose (a) all rights, titles, interests, benefits and privileges available to an Ambassador, including, but not limited to, rights to commissions, bonuses and other compensation, other than those rights, titles, interests, benefits and privileges which have become earned and acquired and/or due and payable prior to or on the Date of Termination, and (b) any and all rights and claims relating, directly or indirectly, to my sales organization and rights under this Agreement. The Parties also agree that any portion of the Milestone Incentive Benefits, as defined in Addendum 1, accumulated upon termination of the Agreement, regardless of cause, shall be offered to Ambassador in direct proportion to the Milestone condition(s) satisfied (e.g., if in Milestone 4, Ambassador and his ambassador team secured gross sales in the amount of $800,000 as of the date of termination, Ambassador will be entitled to receive 80% of the Incentive Benefits from Milestone 4).

8.                  No Guarantee of Income. I fully understand and agree, subject to any earned commissions hereunder or other Incentive Benefits earned or accumulated pursuant to the terms and conditions of Addendum 1, that Vitalibis has not guaranteed, and does not guarantee, that I will earn or be otherwise entitled to receive any amount of income or be profitable in my efforts hereunder, and Vitalibis has never made any representations, directly or indirectly, to the contrary. I fully understand and agree that I shall not represent to others, either directly or indirectly, that an Ambassador is guaranteed an income or will derive profits from his/her efforts hereunder. I fully understand and specifically acknowledge and agree that my income hereunder, if any, is dependent solely and exclusively on my gross sales (commissions) and my efforts in securing the Milestone achievements as set forth in Addendum 1, both of which include my direct sales of products offered by Vitalibis to the end-user / customer ("Products").6

9.       General Conduct. Ambassador shall diligently and in good faith safeguard and promote the good will and reputation of (a) Vitalibis, its directors, officers, agents, advisors, attorneys and employees, and (b) the Products. I also expressly and unconditionally agree to refrain from and avoid all deceptive, misleading, unethical or immoral conduct or practices that would otherwise serve to detrimentally impact my ability to serve as an Ambassador and to represent the Vitalibis product line and values for which it stands. The foregoing obligations, conduct and practices shall, together, constitute the policy of Vitalibis as regards minimum standards of acceptable conduct by Ambassador ("Policy"). Ambassador shall not engage in any conduct that may, damage or cast a negative light on either (a) the goodwill, reputation, brand, management personnel or business of Vitalibis, or (b) the Product(s). While it is impossible to specify all misconduct that would be contrary to our Policy, Ambassador expressly and unconditionally acknowledges and agrees that the following list of conduct and standards specifically apply to and govern Ambassador's activities hereunder:

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AT NO TIME SHALL AMBASSADOR MAKE ANY REPRESENTATIONS OR CLAIMS OF ANY NATURE WHATSOEVER, AT ANY TIME, IN ANY FORM OF COMMUNICATION RELATING TO THE VITALIBIS PRODUCTS, OR THE INCOME THAT MAY BE DERIVED FROM HIS/HER POSITION AS AN AMBASSADOR, SAVE AND EXCEPT FOR THE FOLLOWING:

1.	THE REPRESENTATIONS AND CLAIMS PUBLISHED BY VITALIBIS ON ITS COMPANY WEBSITE;

2.	THE REPRESENTATIONS AND CLAIMS PUBLISHED BY VITALIBIS ON THE PRODUCT PACKAGING; and

3.	THE REPRESENTATIONS AND CLAIMS ON THE CONTAINERS IN WHICH THE PRODUCTS ARE SOLD.

•	Ambassador must conspicuously identify himself/herself as a Vitalibis Independent Contractor / Ambassador in all advertising, telephone directory listings, promotional material, social media postings, and other forms of communication in which Ambasador promotes Vitalibis, the Products, Vitalibis services ("Services ") and/or the Vitalibis business. Ambassador is responsible for the content of all material that he/she produces and/or utilizes in the performance of Services hereunder, specifically including, but not limited to any and all of his/her postings on any social media site, as well as all posting on any social media site that he/she own, operate, manage or control. Nothing herein shall be construed to preclude or otherwise restrict Dusty from marketing Vitalibis products on his various business websites, provided that any and all sales under and through Dusty's Vitalibis website are processed and appropriately credited in and through Dusty's Vitalibis website sales link.

•	Deceptive conduct is always strictly prohibited — no exceptions. Ambassador must ensure that his/her statements are truthful, fair, accurate, and are not misleading in any fashion. However, and because Ambassador will rely on certain representations and claims made by Vitalibis, Vitalibis expressly warrants that all representations and claims published by Vitalibis on its company website, all representations and claims published by Vitalibis on any and all product packaging, and all representations and claims on any and all containers in which Vitalibis products are sold are truthful, fair, accurate, and are not misleading in any fashion.

•	Ambassador may not make any social media postings, or link to or from any postings or other material that is sexually explicit, obscene, pornographic, offensive, profane, hateful, threatening, harmful, defamatory, libelous, harassing, or discriminatory (whether based on race, ethnicity, creed, religion, gender, sexual orientation, physical disability, or otherwise), is graphically violent, is solicitous of any unlawful behavior, that engages in personal attacks on any individual, group, or entity, or is in violation of any intellectual property rights of Vitalibis or any third party.

•	If this Agreement is terminated for any reason, or for no reason, Ambassador must immediately, commencing on the Date of Termination, and forever thereafter, discontinue using the Vitalibis name, trademark and all other Vitalibis intellectual property, and all derivatives of such intellectual property, in postings on any social media, websites, or other promotional material, for the purpose of promoting sales or other related business activity.

•	Ambassador may not represent or imply that any state or federal government official, agency, or body has approved or endorses Vitalibis, its business, programs, or Products unless any such state or federal governmental official, agency, or body has approved or endorsed Vitalibis, its business, programs, or Products, or Ambassador is given authorization by Vitalibis to make such representations.

Ambassador expressly and unconditionally represents, warrants and agrees that he/she shall not, directly or indirectly, offer the Products for sale or fulfill sales/orders of such Products through any website or other electronic site, without the express prior written consent of Vitalibis, which can be granted solely through execution by Vitalibis of a separate and distinct Vitalibis Authorized Online Seller Agreement. Execution by Vitalibis of the Authorized Online Seller Agreement constitutes the sole and exclusive authorized means of providing its consent to advertise, market or sell the Products online. No Vitalibis employee or agent may authorize online sales through oral statements, other written agreements, or by any other means. Selling on third-party marketplace sites, including Amazon, eBay, Walmart Marketplace, Sears Marketplace, and Jet, or through drop-ship accounts (e.g. Rakuten, Newegg, Overstock), classified sites (e.g. Etsy, Craigslist, Facebook Marketplace), or social media is absolutely and strictly prohibited — no exceptions. Any Ambassador that violates the above prohibitions is subject to immediate and permanent termination of (i) this Agreement, and (ii) all purchasing and selling privileges.

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10.       Indemnification and Defense. Vitalibis and its directors, officers, shareholders, members, partners, employees, attorneys, agents and assigns (collectively referred to as "Indemnifying Parties") shall defend, indemnify and hold harmless indemnitee Ambassador2 from, against and in respect of any and all losses involving a Third Party products liability claim or action incurred or suffered by the Ambassador, directly or indirectly, or relating to Vitalibis products. Indemnifying Parties shall defend indemnify and hold harmless Ambassador from, against and in respect to any and all claims, suits, actions, proceedings, or other related litigation arising from, or in connection with, any and all representations and claims published by Vitalibis on its company website, all representations and claims published by Vitalibis on any and all product packaging, and all representations and claims on any and all containers in which Vitalibis products, including where Ambassador has repeated or disseminated such material. Ambassador and Vitalibis expressly agree that Ambassador shall retain the right, at Ambassador's sole discretion, to retain the attorney of Ambassador's choice in any such suit without waiving any of the defense and indemnity rights stated herein.

In connection with any agreement Vitalibis enters into with any other Ambassador, associate or otherwise, Vitalibis expressly represents and warrants that it shall require and include in any such agreement an indemnity and defense provision of equal dignity with the terms and conditions of this Section 10. The express intent of including this required provision is to insure that Dusty is protected from liability arising, directly or indirectly, from the action and/or inaction hereunder by any and all other Vitalibis Ambassadors.

In turn, Ambassador agrees to indemnify Vitalibis in connection with any conduct of Ambassador (conduct for which Vitalibis does not owe a duty to defend and indemnify Ambassador as determined by the above) for which there has been an adjudication of liability against Vitalibis.

11.       Confidential Information. "Confidential Information" includes, but is not limited to, the identities, contact information, and/or sales information relating to Vitalibis Ambassadors and/or Customers: (a) that is contained in or derived from any Ambassador's respective "Behind the Counter" facilities or programs; (b) that is derived from any reports issued by Vitalibis to Ambassadors to assist them in operating and managing his/her respective Vitalibis-related business; and/or (c) to whom/which an Ambassador would not otherwise have access or would not otherwise have acquired, but for his/her independent contractor relationship with Vitalibis. Confidential Information also includes proprietary business trade secrets which belongs exclusively to Vitalibis, but are provided to Ambassador in strict confidence, and subject to prior execution of a Non-competition, Non-disclosure and Non-Circumvention Agreement, consistent with and governed in all respects by Nevada law. Such Agreement shall be expressly and unconditionally deemed by the parties hereto, for all purposes, to have been executed in the State of Nevada. Confidential Information shall not be directly or indirectly disclosed by Ambassador to any third party, nor used for any purpose whatsoever other than Ambassador's use in building and managing his/her Vitalibis-related business described herein.

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2 This indemnity provision shall apply and extend to protect indemnitees, Johnnie B. Baker Jr., individually, and as Trustee of the Johnnie B. Baker and Melissa G. Baker, Revocable Trust ("the Trust"), and the Trust, as signatories to this Agreement.

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12.       Commissions. Vitalibis utilizes a unique compensation plan with three distinct commission areas: 1) Retail Commission, 2) Level 1 Commissions and 3) Level 2 Commissions. Accordingly, in addition to the benefits afforded to Ambassador under Addendum 1, Ambassador shall also be entitled to the commissions from sales as follows:

•	Retail Commissions are earned by Ambassadors who sell Products to Retail Customers. Retail Customers are those customers who purchase product directly through the Vitalibis website and who are not otherwise defmed as Level 1 or Level 2 Ambassadors. Vitalibis uses a tiered Retail Commission structure as follows: Total Retail Sales between $1-499 in a calendar month will earn a 20% commission; Total Retail Sales between $500-999 in a calendar month will earn a 25% commission; Total Retail Sales of $1,000 or more in a calendar month will earn 30% commission.

•	Level 1 Commissions earned by Ambassadors whose Level 1 Ambassadors generate sales volume. Level 1 Ambassadors are ambassadors defined in Addendum 1 as members of Dusty's Ambassador Team. Vitalibis uses a tiered Level 1 Commission structure as follows: Total Level 1 Volume between $1-2,499 in a calendar month will earn 5% commission; Total Level 1 Volume between $2,500-$4,999 in a calendar month will earn 7% commission; Total Level 1 Volume of $5,000 or more in a calendar month will earn 10% commission.

•	Level 2 Commissions are earned by Ambassadors whose Level 2 Ambassadors generate sales volume. Level 2 Ambassadors are ambassadors not otherwise defined as Retail Customers or Level 1 Ambassadors and are those who sign up as ambassadors through the company website. All Level 2 Commissions are paid out at 5%.

Payments for all commissions earned shall be paid to Ambassador on a monthly basis, unless Vitalibis modifies its payment system to enable weekly and/or daily payment of commissions to its entire Ambassador community.

13.              Adjustment to Commissions. When a Products is returned to Vitalibis for a refund, is repurchased by the Company, or a chargeback occurs, the commissions earned as a result of the corresponding sale will be deducted from the Ambassador and his/her commissions. A refund of one order may impact the commissions for one or more Ambassadors, but shall not, in any way, affect any of the benefits earned or accumulated under the Milestone provisions set forth in Addendum 1.

14.              Order Cancellation and Return Policy. Federal and state law requires that Ambassador notifies his/her retail Customers that the Customers have 3 business days within which to cancel his/her purchase and receive a full refund upon return of the Products in substantially as good condition as when they were delivered. Ambassador shall verbally inform his/her Customers of this right, shall provide them with 2 copies of a retail receipt at the time of the sale, and shall point out this cancellation right stated on the receipt. Vitalibis agrees that it is responsible for keeping Ambassador informed of any changes to the Order Cancellation and Return Policy, and/or any changes in the applicable Federal and state law.

•	NOTE: The exceptions to the 3-business day rule are as follows: 5 business days for Alaska residents; and 15 business days for residents of North Dakota over the age of 65. For purposes of counting the applicable days, Saturday is a business day, Sundays and legal holidays are not business days.

•	In addition to the Federal and State laws requiring cancellation notices, Vitalibis offers the following return policy:

•	Return Procedures: Within 45 calendar days of a Product purchase, you must complete a Return Authorization Form (available on the Company website atwww.vitalibis.com). Return the merchandise along with the fully completed Return Authorization Form to Vitalibis' home office (the return shipping address is on the Return Authorization Form).

15.              Governing Law, Jurisdiction and Venue. Jurisdiction and venue of any matter arising hereunder shall reside exclusively in the Superior Court of Placer County, California. The Federal Arbitration Act shall govern all matters relating to any and all disputes of whatsoever nature arising hereunder, and the sole and exclusive method of resolution of such disputes shall be binding, non-appealable arbitration hereunder. This notwithstanding, the laws of the State of Nevada shall solely and exclusively govern all matters relating to or arising, directly or indirectly, from this Agreement.

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16.              Dispute Resolution.

•	If a dispute arises relating to any relationship, contractual or otherwise, between or among Vitalibis, its officers, employees, members, agents, attorneys, partners, Ambassadors or vendors ("Party" or "Parties"), or arising out of any Products sold by Vitalibis, the parties agree to attempt in good faith to resolve any such dispute in an amicable and mutually satisfactory manner.

•	In the event such efforts are unsuccessful for any reason, either Party may serve a written notice of arbitration ("Notice of Arbitration") on the other Party. Notice of Arbitration shall be personally delivered or sent by prepaid registered mail, courier, facsimile transmission, email or by such other means of telecommunication that provides a record of sending the Notice of Arbitration and shall be effective on receipt thereof by the Party to whom it is addressed. The Notice of Arbitration shall be dated, and, without prejudice to any right under the applicable rules permitting subsequent modifications, shall specify the claims or issues which are to be arbitrated. The Parties shall schedule an arbitration to occur in Placer County, California within 45 calendar days of receipt of the Notice of Arbitration.

•	THE PARTIES SPECIFICALLY AGREE THAT, IN ORDER TO PROMOTE TO THE FULLEST EXTENT REASONABLY POSSIBLE A MUTUALLY AMICABLE

RESOLUTION OF THE DISPUTE IN A TIMELY, EFFICIENT AND COST-EFFECTIVE MANNER, THEY KNOWINGLY AND UNCONDITIONALLY WAIVE HIS/HER RESPECTIVE RIGHTS TO A TRIAL BY JURY AND SHALL SETTLE HIS/HER DISPUTE SOLELY BY SUBMITTING THE CONTROVERSY TO BINDING ARBITRATION IN ACCORDANCE WITH THE COMMERCIAL RULES OF THE AMERICAN ARBITRATION ASSOCIATION ("A.A.A.") THEN IN EFFECT, EXCEPT THAT ALL PARTIES SHALL BE ENTITLED TO ALL DISCOVERY RIGHTS ALLOWED UNDER THE FEDERAL RULES OF CIVIL PROCEDURE. EACH PARTY EXPRESSLY ACKNOWLEDGES THAT HE/SHE HAD THE OPPORTUNITY TO DISCUSS THIS CLAUSE WITH AN ATTORNEY AND/OR A PROFESSIONAL OF THEIR CHOICE.

•	The Parties shall attempt to select a mutually agreeable arbitrator from A.A.A.'s Panel of Arbitrators. Within fifteen (15) business days of the mailing and/or service date of the Notice of Arbitration, Vitalibis or its related parties shall propose, in writing, a list five arbitrators from the A.A.A. Panel of Arbitrators. Within ten (10) business days of receipt of the proposed list, Ambassador shall select one arbitrator or propose Ambassador's own list of five arbitrators. Vitalibis or its related parties shall have five (5) business days to select one arbitrator from Ambassador's proposed list. If the Parties cannot agree on an arbitrator or an arbitrator is not selected by agreement, an arbitrator shall be selected in accordance with the Commercial Rules of A.A.A.

•	The Arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. §1 et. seq.; and the judgment upon the award rendered by the arbitrator may be entered by any California court having jurisdiction to enter the judgement. Either Party may elect to participate in the arbitration telephonically. Any substantive or procedural rights other than the enforceability of this Dispute Resolution Policy shall be governed by solely and exclusively by Nevada law, without regards to Nevada's conflict of laws principles. NOTE: Louisiana resident Ambassadors may choose to arbitrate contract disputes in Louisiana and Louisiana law will govern the contract and dispute.

•	The Parties agree that any arbitration proceeding will be conducted on an individual, not a class-wide, basis, and that any proceeding between the Parties may not be consolidated with another proceeding between one of the Parties and any other entity or person. THE PARTIES KNOWINGLY AND SPECIFICALLY WAIVE ANY RIGHT TO CLASS-WIDE TREATMENT OF ANY CLAIM COVERED BY THIS AGREEMENT AND DISPUTE RESOLUTION POLICY.

•	The Parties further expressly agree that (i) the arbitrator shall only reach his/her decision by applying strict rules of law to the facts, (ii) the arbitration shall be conducted in the English language, in Placer County, California (iii) the Party in whose favor the arbitration award is rendered shall be entitled to recover all costs and expenses of the arbitration including, but not limited to, legal fees, expert or other professional fees, and the cost and expense of administration of the arbitration proceedings, and any costs and legal fees incurred in executing on or enforcing the arbitration award, and (iv) the arbitration award shall be issued in Placer County, California.

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•	The Parties, A.A.A., and the arbitrator shall maintain the confidentiality of the entire arbitration process and may not disclose to any other person not directly involved in the arbitration process: (i) the substance of, or basis for, the controversy, dispute, or claim; (ii) the content of any testimony or other evidence presented at an arbitration hearing or obtained through discovery in the arbitration; or (iii) the terms or amount of any arbitration award. A.A.A. and the arbitrator shall have the authority to make appropriate rulings to safeguard confidentiality unless the law provides to the contrary.

•	Except as provided in the following sentences, no party shall be entitled to commence or maintain any action in a court of law upon any matter in dispute until such matter shall have been submitted and determined as provided herein and then only for the enforcement of such arbitration award. Provided that, notwithstanding this Dispute Resolution Policy, either party may apply to a court of competent jurisdiction in Placer County, California to seek injunctive relief before or after the pendency of any arbitration proceeding. The institution of any action for injunctive relief shall not constitute a waiver of the right or obligation of any party to submit any claim seeking relief other than injunctive relief to arbitration. Judgment upon the award may be entered by the Superior Court of Placer County, California, or application may be made to such court for the judicial acceptance of the award and order of enforcement, as the case may be, if the Arbitrator's award or decision is not complied with within 7 calendar days of the date the Arbitrator's decision is issued.

•	Arbitration in accordance with the terms of this Dispute Resolution Policy shall be the sole and exclusive procedure for resolution of disputes between the Parties, including any disputes that might arise after termination of this Agreement.

•	Notwithstanding the foregoing, any revision, modification, amendment to, or termination of the Dispute Resolution protocol contained in this Agreement shall not apply to a dispute of which Vitalibis has actual notice prior to the effective date of such revision, modification, amendment or termination. The effective date of any such revision, modification, amendment or termination shall be 30 calendar days after the revision, modification, amendment or termination is posted on the Company website at www. vitalibis.com.

17.              Handling Personal Information. As an Ambassador, you may receive Personal Information from and about prospective Ambassadors, Customers and other individuals. Keeping such Personal Information secure not only helps to ensure your compliance with the law, but it also helps you to maintain current Customers' and potential Customers' trust, which is a highly important factor in your activities hereunder. Personal Information is information that identifies, or permits you to contact, an individual. It includes a Customer's, potential Customer's or other individual's name, address, email address, phone number, credit card information, and other information associated with these details, such as purchases of Product(s).

18.              Survival Rights. The parties' respective rights and obligations shall survive the death and/or incapacitation of Dusty Baker, and will continue for a period of 18 months, and thereafter for any period of time that Company and Trustee of the Trust shall mutually agree. Any and all such rights and obligations shall bind and inure to the benefit of his Trust, and Ambassador's respective successors, heirs, executors, administrators and permitted assigns.

19.       Miscellaneous. In addition to those rights and obligations afforded above in Paragraph 18, the parties likewise agree that their respective rights and obligations under this contract will bind and inure to the benefit of their respective successors, heirs, executors and administrators and permitted assigns.

Independent Ambassador — Founding Ambassador

Name Johnnie B. Baker Jr., as Trustee of the Johnnie B. Baker Jr. and Melissa G. Baker Revocable Trust

Signature /s/ Jonnes B. Baker Jr.

Date     4/1/19

Vitalibis, Inc.

Name     Steve Raack

Signature     /s/ Steve Raack

Title     CEO

Date     March 29, 2019

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Addendum 1

DESCRIPTION OF SERVICES AND COMPENSATION

This Addendum 1 is specifically incorporated into the fully executed INDEPENDENT CONTRACTOR / FOUNDING AMBASSADOR AGREEMENT entered into and made effective on March         2019 by and between Johnnie B. Baker Jr.. as Trustee of the Johnnie B. Baker Jr. and Melissa G. Baker Revocable Trust ("Founding Ambassador", "Dusty", "Independent Contractor" or "IC") and VITALIBIS INC. ("Vitalibis"). The parties expressly and unconditionally understand, acknowledge and agree that, for all purposes, this Addendum is deemed by the parties hereto to have been entered into and to be performed by the parties in the State of Nevada. If, upon Termination, as set forth in paragraph 5 "Termination" to the Ambassador Agreement, Ambassador has purchased or otherwise acquired warrants for the purchase of any stock or shares, including Vitalibis equity or VCBD common stock or shares, related to Vitalibis, Vitalibis and Ambassador expressly agree that Ambassador has the right to exercise the rights secured by the warrants, pursuant to the terms and conditions of such warrants.

A.       Terms and Definitions.

1.      Milestone Conditions: Milestone Conditions refer to the specific conditions under which any Milestone Benefit Incentive may be earned. Upon termination, regardless of cause, any Milestone Benefit Incentive not fully earned shall be offered to Ambassador in direct proportion to the Milestone Condition accumulated (either by reference to the amount of Associate Ambassadors signed and approved, or the amount of gross sales, calculated on the effective date of termination, including all sales that are pending as of said date, but excluding those that are later cancelled.

2.      Gross Sales: Gross Sales are defined as any sales that are secured, reported and processed through www.vitalibis.com/dusty, and any sales processed through this link shall be credited to Ambassador, and all Associate Ambassadors, including all Level 1 and Level 2 Ambassadors on Dusty's team, shall be linked to that Account by Company. Vitalibis shall make any and all reports regarding Gross Sales available periodically for inspection by Ambassador upon request. Gross Sales for any one Milestone below are cumulative of other prior Milestone sales and thus, are not independent and separate goals for each Milestone. In other words, Gross Sales conditions for Milestones 1-4, collectively, are $2 million in total.

3.      Dusty's Ambassador Team. Dusty and all of his recruited Associate Ambassadors, including all Level 1 and 2 Ambassadors, are referred to herein collectively as "Dusty's Ambassador Team." Any Ambassador that Dusty recommends/refers, the Company approves and for whom an Ambassador contract is secured, shall count toward the satisfaction of the below Milestone Conditions. All Gross Sales secured by Dusty's Ambassador Team shall count toward Dusty's total Gross Sales for purposes of the Milestone Conditions and the Incentive Benefits below. Vitalibis' approval and consent of Dusty's prospective Ambassador team members shall not be withheld unreasonably. Dusty shall not be restricted in recruiting and/or referring more Ambassadors beyond the 10 Associate Ambassadors needed for satisfaction of the Milestone Conditions referenced below. Dusty shall retain the right, in his discretion, to remove any Ambassador from his team during the term of this Agreement (understanding as well that Company may, in its sole discretion, continue to work with said Ambassador separately).

4.        Milestone Benefits and Incentives. Incentives and Benefits are defined in terms of grants of restricted common stock in Vitalibis and the right to acquire Warrants, in amounts as more fully set forth below. All such stock and warrants will be issued in the name of and owned solely and exclusively by the Johnnie B. Baker Jr. and Melissa G. Baker Res ()cable Crust.

5.        Performance of Obligations. Notwithstanding the fact that the Johnnie B. Baker Jr. and Melissa G. Baker Revocable Trust shall be the owner of all of the benefits and incentives of this Agreement, the individual responsible for performing all obligations of and as an Ambassador hereunder shall be

Johnnie B. Baker Jr.

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B.       Milestones.

MILESTONE 1

1. Milestone 1 Conditions:

-	Execution of Independent Contractor Founding Ambassador Agreement.

-	Enter into Advisory Board Agreement.

2. Milestone 1 Incentives and Benefits:

Inclusion of Dusty Baker's Vitalibis ("VCBD") equity in the Vitalibis Registration Statement (currently being prepared).

-	250,000 restricted shares of VCBD Common Stock with piggy-back registration rights in the Vitalibis Registration Statement (currently being prepared) and issued per a written installment schedule.

–	334,000 warrants, with piggy-back registration rights in the Vitalibis Registration Statement (currently being prepared) , which warrants expire three (3) years from date of issuance ("Warrant Exercise Date"). The Warrant Exercise Date may be extended by successive 12-month periods upon Ambassador providing 90 days' written notice of his request for same (with a maximum of one 12-month extension, which does not require Vitaibis consent). Each warrant entitles the holder to purchase one (1) share of Vitalibis restricted common stock, at the exercise/strike price of US$1.50, per share. Any warrant not exercised on or before the Warrant Exercise Date, or any extensions allowed hereunder, shall be null, void and worthless.

MILESTONE 2

1. Milestone 2 Conditions:

–	Begin Founding Ambassador Campaign

–	Dusty secures 5 associate Ambassadors for his team that are approved and signed by Dusty Baker and Vitalibis and/or Dusty's Ambassador Team collectively secures $500,000 in gross sales.

2. Milestone 2 Incentive and Benefits

–	250,000 shares of Vitalibis common stock issued with 6-month restriction.

–	333,000 warrants which shall be subject to all of the same terms and conditions as set forth in Milestone 1.

MILESTONE 3

1. Milestone Conditions:

-	Continue Founding Ambassador Campaign

–	Dusty secures 5 additional associate Ambassadors for his team, approved and signed by Dusty Baker and Vitalibis; and/or Dusty's Ambassador Team secures a total cumulative $1,000,000 in gross sales

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2. Milestone 3 Incentives and Benefits:

-	250,000 shares issued with 6-month restriction.

–	333,000 warrants which shall be subject to all of the same terms and conditions as set forth in Milestone 1.

MILESTONE 4

1. Milestone Condition:

-	Focus on Product Sales Volume. Dusty's Ambassador Team generates at least a cumulative $2 million in total gross sales.

2. Milestone 4 Incentives and Benefits

-	1,000,000 warrants, which shall be subject to all of the same terms and conditions as set forth in Milestone 1.

C.       Services

1.       IC will personally assist Vitalibis in brand awareness and Product sales by diligently engaging in e-mail campaigns, phone calls, in-person meetings and social media campaigns ("Personal Services").

a.	IC will perform such Personal Services utilizing the highest ethics and professionalism.

b.	IC will not discuss any Product performance claims or income claims at any time, save and except for such claims approved in advance, in writing, by Vitalibis.

c.	IC will not communicate any Confidential Information to anyone at any time.

D.       Compensation

1.                    All purchases of Product(s) by Retail Customers will be allocated, per Section 11 (Commissions) of the Agreement, to the IC's Founding Ambassador account, contained in and described in the standard Vitalibis Compensation Plan.

2.                    All Ambassadors enrolled in and through the Founding Ambassador's account and that comprise Dusty's Ambassador Team will be designated as a Level 1 Ambassador and included in the Founding Ambassador's account within the standard Vitalibis Compensation Plan.

3.                    All Ambassadors enrolled in and through the Level 1 Ambassador's account will be designated as a Level 2 Ambassador and included in the Level 1 Ambassador's account within the standard Vitalibis Compensation Plan.

E.       Compliance with Securities Laws

1.	Any issuance of Common Stock as compensation hereunder will be accompanied by documentation, as approved by Securities Counsel for VITALIBIS.

2.	The parties shall work together with such Securities Counsel to take any and all actions and execute any and all documents deemed necessary and appropriate, to comply with all applicable state and federal securities laws, rules and regulations, regarding each such issuance. Dusty's execution of such documentation will be required prior to issuance of such securities.

END OF ADDENDUM 1

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